Exhibit 32.2
Certification of Robert F. Woods
Required by Rule 13a-14(b) or Rule 15d-14(b) and
Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.(S) 1350, as adopted), I, Robert F. Woods, Chief Financial Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. (collectively, the “Company”), hereby certify that to my knowledge:
     1. The Company’s Annual Report on Form 10-K for the period ended December 31, 2009 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: March 24, 2010

/s/ Robert F. Woods
Robert F. Woods
Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. and will be retained by SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.